Exhibit 23.2

Patheon Inc.

Durham, North Carolina

UNITED STATES OF AMERICA

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-184241) and Form S-8 (No. 333-174871) of Patheon Inc. of our report dated April 4, 2012, relating to the financial statements of Banner Pharmacaps Europe B.V., which is incorporated by reference in this Form 8-K/A.

BDO Audit & Assurance B.V.
On its behalf,

/s/ P.P.J.G. Saasen

Eindhoven, The Netherlands
March 1, 2013